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EXHIBIT 4.5

AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of November 15, 2001 and is entered into by and between Imation Corp. and Imation Enterprises Corp. (collectively, the "Borrower"), the various financial institutions that are or may from time to time become parties to the Agreement referred to below (collectively, the "Lenders," and individually, a "Lender"), Bank of America, N.A. (successor in interest to BankAmerica Business Credit, Inc.), as agent and collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders, and Fleet Capital Corp. and Bank One, N.A., as co-agents (in such capacity, together with their successors and assignees in such capacity the "Co-Agents"). All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agreement (as hereinafter defined).

WITNESSETH

        WHEREAS, the Borrower, the Lenders, the Agent, and the Co-Agents have entered into that certain Loan and Security Agreement dated as of December 31, 1998, as amended and supplemented (the "Agreement"); and

        WHEREAS, the Borrower desires to amend the Agreement and the Agent, the Co-Agents and the Lenders are willing to do so, subject to the terms and conditions stated herein.

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Co-Agents, the Agent and the Lenders hereby agree as follows:

        Section 1.    Amendment to the Agreement.    The Agent, Co-Agents, Lenders and Borrower agree that the Agreement shall be amended as follows:

          A.    Amendment to Section 8.    Section 8.20 of the Agreement is amended in its entirety to read as follows:

            "8.20    Restricted Investments.    Neither Borrower shall make any Restricted Investment, except for investments in (a) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within two years from the date of acquisition thereof; (b) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a Lender or Lender Affiliate or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (c) commercial paper given the highest rating by a national credit rating agency and not more than one year from the date of creation thereof; (d) corporate notes and bonds maturing within two years rated "A" category long-term rating by (at least) two NSRO's at the time of purchase, (e) asset-backed securities maturing within two years rated AAA by S&P or Moody's, (f) investments in Hummer Winblad Venture Partners, L.P., Hummer Winblad Venture Partners II, L.P., 21st Century Internet Fund, L.P., and Edelson IV, L.P. in an aggregate amount up to $8,000,000; (g) investments in other venture capital or investment funds in an amount not to exceed $1,500,000 per fiscal year; (h) Securities or other investment property distributed to either Borrower from funds described in clause (f) or (g) above; (i) investments in money market funds that invest primarily in assets described in clauses (a), (b) and (c) above; and (k) notes received in connection with the disposition of assets permitted by this Agreement, in the aggregate amount not to exceed $2,000,000 at any time outstanding; provided that any of the Restricted Investments described above shall be pledged to the Collateral Agent, in a manner reasonably satisfactory to the Collateral Agent, within 30 days after acquisition thereof. The dollar amount referenced in clauses (f) and (g) above shall be determined on the Borrower's cost basis. Managed portfolios including assets described in (a), (b) and (c), (d), and (e) above may maintain an average duration of up to nine months unless a shorter duration is necessary to meet liquidity requirements."

        Section 2.    Consent.    The Lenders, Agent, and Co-Agents hereby consent to Imation Corp. entering into the Asset Purchase Agreement by and among Imation Corp, Kodak Polychrome Graphics LLC and Kodak Polychrome Graphics Company Ltd. dated as of October 17, 2001 ("Asset Purchase Agreement"), and hereby release their security interests in the Assets, as such term is defined in the Asset Purchase Agreement, on the Closing Date, as such term is defined in the Asset Purchase Agreement. The Lenders, Agent, and Co-Agents hereby agree to execute such documents as may be reasonably requested by Borrower to effectuate the release of Liens on the Assets, all at the cost and expense of Borrower.

        Section 3.    Conditions.    The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          A.    Amendment.    Fully executed copies of this Amendment signed by the Borrower, the Lenders, and the Co-Agents shall be delivered to Agent.

          B.    Asset Purchase Agreement.    The Asset Purchase Agreement shall have closed.

          C.    Other Documents.    Borrower shall have executed and delivered to Agent such other documents and instruments as Agent may require.

        Section 4.    Miscellaneous.

          A.    Survival of Representations and Warranties.    All representations and warranties made in the Agreement or any other document or documents relating thereto, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent, the Co-Agents, or the Lenders or any closing shall affect the representations and warranties or the right of the Agent, the Co-Agent, or the Lenders to rely thereon.

          B.    Reference to Agreement.    The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

          C.    Agreement Remains in Effect.    The Agreement and the Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of such date.

          D.    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          E.    APPLICABLE LAW.    THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

          F.    Successors and Assigns.    This Amendment is binding upon and shall inure to the benefit of the Lenders, Agent, Co-Agent and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent, Co-Agents, and Lenders.

          G.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

          H.    Headings.    The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          I.    Expenses of Agent.    Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications and supplements hereto or thereto, and (ii) all costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including without limitation, the costs and fees of Agent's legal counsel.

          J.    NO ORAL AGREEMENTS.    THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN AGENT, CO-AGENTS, LENDERS AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, CO-AGENTS, LENDERS AND BORROWER.

        IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

IMATION CORP.
By:

Name:

Title:

IMATION ENTERPRISES CORP.
By:

Name:

Title:

BANK OF AMERICA, N.A. (as Agent and as Lender)
Commitment Amount	By:
$49,997,500 (28.57%)
Name:

Title:

FLEET CAPITAL CORP. (as Co-Agent and as Lender)
Commitment Amount	By:
$35,000,000 (20%)
Name:

Title:

BANK ONE, N.A. (as Co-Agent and as Lender)
Commitment Amount	By:
$29,995,000 (17.14%)
Name:

Title:

THE BANK OF NEW YORK (as Lender)
Commitment Amount	By:
$20,002,500 (11.43%)
Name:

Title:

PNC BUSINESS CREDIT (as Lender)
Commitment Amount	By:
$20,002,500 (11.43%)
Name:

Title:

U.S. BANK NATIONAL ASSOCIATION (as Lender)
Commitment Amount	By:
$20,002,500 (11.43%)
Name:

Title:

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AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
WITNESSETH